                                                                     Exhibit 21

                   SUBSIDIARIES OF ARCH CHEMICALS, INC.[F1]
                           (as of December 31, 1997)

                                                               Percentage of
                                                               Direct/Indirect
                                                               Ownership by
                                                               Arch Chemicals,
                                              Jurisdiction     Inc. of Voting
Subsidiary                                   Where Organized   Securities
----------                                   ---------------   ----------
Advanced Products, Inc.                       Massachusetts      100%
Doe Run Gas Marketing Company                 Kentucky           100%
Doe Run Gas Transmission Company              Kentucky           100%
Etoxyl, C.A.                                  Venezuela          100%
Fujifilm Olin Co., Ltd.                       Japan               49%
Hunt Foreign Investment Corp.                 Delaware           100%
Hunt Portfolio Corp.                          Delaware           100%
Hydrochim, S.A.                               France             100%
Hyrdomen Espana, S.L.                         Spain              100%
Nordesclor S.A.                               Brazil              50%
N.V. Olin Hunt Specialty Products             Belgium            100%
N.V. Olin Hunt Trading                        Belgium            100%
Olin (Proprietary) Limited                    South Africa       100%
Olin (U.K.) Limited                           United Kingdom     100%
Olin Brasil Ltda.                             Brazil             100%
Olin Canada Inc.                              Canada             100%
Olin Chemicals B.V.                           The Netherlands    100%
Olin Electronic Chemicals, Inc.               Pennsylvania       100%
Olin Far East, Limited                        Delaware           100%
Olin GmbH                                     Germany            100%
Olin Hunt Specialty Products, Inc.            Delaware           100%
Olin Hunt Specialty Products Limited          United Kingdom     100%
Olin Industrial (Hong Kong) Limited           Hong Kong          100%
Olin Japan, Inc.                              Japan              100%
Olin Kimya, A.S.                              Turkey              98.85%
Olin Microelectronic Chemicals, Inc.          Delaware           100%
Olin Microelectronic Materials (Israel) Ltd.  Israel             100%
Olin Microelectronic Materials AG             Switzerland        100%
Olin Microelectronic Materials GmbH           Germany            100%
Olin Microelectronic Materials Limited        United Kingdom     100%
Olin Microelectronic Materials N.V.           Belgium            100%
Olin Microelectronic Materials S.A.           France             100%
Olin Pte. Ltd.                                Singapore          100%
Olin Quimica S.A.                             Delaware           100%
Olin Quimica S.A. de C.V.                     Mexico             100%
Olin S.A.                                     France             100%
Olin S.R.L.                                   Italy              100%
Superior Pool Products, Inc.                  Delaware           100%

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[F1] There are omitted from the following list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.